EXHIBIT (a)(4)



              INSTRUCTIONS FOR COMPLETING THE LETTER OF TRANSMITTAL

1. YOUR TENDER. Please check the applicable box to indicate the number of Interests you are tendering and, if you are not tendering all of your Interests, insert the number of Interests you wish to tender. Be sure to complete the Transmittal Letter and return it to us:

                          BERKSHIRE INCOME REALTY, INC.
                          ONE BEACON STREET, SUITE 1500
                                BOSTON, MA 02108
                             ATTN: KRUPP FUNDS GROUP

2. INVESTOR INFORMATION. Print the exact name(s) in which the Preferred Shares are to be registered. This would be the Investor's name in the case of taxable entities. For IRA accounts, registration would be in the name of the trustee for the benefit of (FBO) the IRA account holder (example, Community Savings & Loan, Trustee FBO John R. Doe, IRA). Registration for other retirement plans would be in the plan name.

                  When completing the taxpayer identification or social security number, if the account is in more than one name, the number of the first Investor should be listed. IRAs and other retirement plans should provide the taxpayer identification number and the social security number of the IRA account holder. A trust should provide its taxpayer identification number. Uniform Gifts to Minors should provide the minor's social security number. All other Investors should provide the appropriate social security number or taxpayer identification number.

3. ADDITIONAL MAILING ADDRESS. This section should be completed only if the Interests are held through a trust company and the Investor wants to receive investor mailings at a separate address. This is recommended for IRA accounts so that the beneficiary can receive informational mailings at a home address.

4. DIRECT DEPOSIT ADDRESS. This section should be left blank if the form of ownership is an IRA. It should be completed only if the Investor wishes distribution checks directly deposited to a bank or cash management account. Please specify checking or savings account and include a voided check or savings deposit slip to verify account numbers.

5. FORM OF OWNERSHIP. Check applicable box. To such extent as may be requested by BIR, any partner, trustee, agent or other person acting in a representative or fiduciary capacity must furnish either: (i) an opinion of counsel, acceptable to BIR, that such representative or fiduciary has power and authority to execute the Transmittal Letter; or (ii) a copy of the partnership agreement, trust agreement (including family trust agreements), power of attorney or other document pursuant to which such person acts in a representative or fiduciary capacity. Whether or not BIR requests to examine such supporting documents shall in no manner affect the representation and warranty as to due


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authority made by the representative or fiduciary on behalf of the Investor on the Transmittal Letter.

6. INVESTOR SIGNATURES. If applicable, the signature of an IRA or other retirement plan trustee is required. The signature of the beneficiary is not necessary. All other Investors must sign and date the Transmittal Letter. If ownership is held by joint tenants with rights of survivorship, tenants in common, tenants by the entirety or community property, then all parties must sign and date the Transmittal Letter.

               INSTRUCTIONS FOR COMPLETING THE SUBSTITUTE FORM W-9

                  Under federal income tax law, each Investor who surrenders Interests under the Offer generally is required to provide to BIR its correct Taxpayer Identification Number ("TIN") on Substitute Form W-9, which is included in the Letter of Transmittal, and to certify, under penalties of perjury, that the number is correct and that the Investor is not subject to backup withholding of federal income tax. If BIR is not provided with the correct TIN, the Investor may be subject to a $50 penalty imposed by the Internal Revenue Service (the "IRS"). In addition, failure to provide the information on Substitute Form W-9 may subject the Investor to federal income tax withholding on payments made to the Investor by BIR.

                  If the Investor has been notified by the IRS that the Investor is subject to backup withholding, the Investor must cross out item (2) of the certification box of the Substitute Form W-9, unless the Investor has since been notified by the IRS that the Investor is no longer subject to backup withholding. If backup withholding applies, BIR is required to withhold a portion, determined according to the applicable backup withholding rate, of any reportable payments made to the Investor. Backup withholding is not an additional tax. Rather, the tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained from the IRS provided that required information is furnished to the IRS.

                  The TIN for an individual United States citizen or resident is usually the individual's social security number. If the Investor has not been issued a TIN and has applied for one or intends to apply for one in the near future, the Investor should write "Applied For" in the space provided for the TIN in Part 1 of the Substitute Form W-9 and sign and date the Substitute Form W-9 and the Certificate of Awaiting Taxpayer Identification Number by signing the Letter of Transmittal. If "Applied For" is written in Part 1 and BIR is not provided with a TIN within 60 days, BIR will remit backup withhold taxes on all reportable payments to the IRS until a TIN is provided to BIR.

                  Certain Investors (including, among others, all corporations and certain foreign individuals) are not subject to backup withholding. In order for a foreign Investor to qualify as an exempt recipient, the Investor must submit a completed statement (generally, an Internal Revenue Service Form W-8BEN), signed under penalties of perjury, attesting to the Investor's exempt status. A Form W-8BEN (or such other Form W-8 as is appropriate) may be obtained from Berkshire Income Realty, Inc. at One


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Beacon Street, Suite 1500, Boston, Massachusetts, 02108, telephone number (617)
523-7722. Other exempt Investors should furnish their TIN, check the box in Part 2 of the Substitute Form W-9, and sign, date and return the Letter of Transmittal to BIR.

                  For additional instructions on how to fill out Substitute Form W-9, refer to the following Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

            GUIDELINES FOR CERTIFICATION OF TAXPAYER - IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens, e.g., 000-00-000. Employer Identification numbers have nine digits separated by only one hyphen, e.g., 00-0000000. The table below will help determine the number to give the payer.

---------------------------------------------------------------------------------------------------
FOR THIS TYPE OF ACCOUNT:                          GIVE THE EMPLOYER IDENTIFICATION NUMBER OF - -
---------------------------------------------------------------------------------------------------
1.   Sole proprietorship account                   The owner(4)

2.   A valid trust, estate, or pension trust       The legal entity (do not furnish the identifying
                                                   number of the personal representative or trustee
                                                   unless the legal entity itself is not designated
                                                   in the account title)(5)

3.   Corporate account                             The corporation

4.   Religious, charitable, or educational         The organization
     organization account

5.   Partnership account held in the name of the   The partnership
     business

6.   Association, club, or other tax-exempt        The organization
     organization

7.   A broker or registered nominee                The broker or nominee

8.   Account with the Department of Agriculture    The public entity
     in the name of a public entity (such as a
     State or local government, school district,
     or prison) that receives agricultural
     program payments

--------------------------------------------------------------------------------
(1) List first and circle the name of the person whose number you furnish. If only one person on a joint account has a social security number, that person's name must be furnished.

(2)      Circle the minor's name and furnish the minor's social security number.

(3) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

(4) Show the individual name of the owner. You may also enter your business or "DBA" name. You may use either your social security number or your employer identification number (if you have one).

(5) List first and circle the name of the legal trust, estate or pension trust.


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NOTE:    If no name is circled when there is more than one name, the number will be considered to be that of the first name listed. If you are a single-member limited liability company that is disregarded as an entity separate from the owner for federal tax purposes, enter the taxpayer identification number of the owner.

OBTAINING A NUMBER

                  If you do not have a taxpayer identification number or you do not know your number, obtain Form SS-5, Application for a Social Security Number Card (for individuals), or Form SS-4, Application for Employer Identification Number (for businesses and all other entities), at an office of the Social Security Administration or the Internal Revenue Service (the "IRS") and apply for a number.

                  To complete Substitute Form W-9, if you do not have a taxpayer identification number, write "Applied For" in the space of the taxpayer identification number. Generally, you will then have 60 days to obtain a taxpayer identification number and furnish it to the requester before amounts withheld are remitted to the IRS. If the requester does not receive your taxpayer identification number within 60 days, amounts withheld will be remitted to the IRS and backup withholding, if applicable, will continue until you furnish your taxpayer identification number to the requester.

PAYEES EXEMPT FROM BACKUP WITHHOLDING

                  Payees specifically exempted from backup withholding on ALL payments include the following:

         o An organization exempt from tax under section 501(a) of the Internal Revenue Code, or an individual retirement plan.

         o The United States or any wholly-owned agency or instrumentality thereof.

         o A State, the District of Columbia, a possession of the United States, or any political subdivision or wholly-owned agency or instrumentality thereof.

         o A foreign government or a political subdivision, or wholly-owned agency or instrumentality thereof.

         o An international organization or any of its wholly-owned agencies or instrumentalities.

Other payees that may be exempted from backup withholding include the following:

         o        A corporation.

         o        A financial institution.


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         o        A dealer in securities or commodities registered in the United
                  States, the District of Columbia, or a possession of the United States.

         o        A real estate investment trust.

         o A common trust fund operated by a bank under section 584(a) of the Internal Revenue Code.

         o An entity registered at all times during the tax year under the Investment Company Act of 1940.

         o        A foreign central bank of issue.

         o A trust exempt from tax under section 664(c) of the Internal Revenue Code or described in section 4947(a)(1) of the Internal Revenue Code.

         o A futures commission merchant registered with the Commodity Futures Trading Commission.

         o A middleman known in the investment community as a nominee or custodian.

Payments of dividends not generally subject to backup withholding include the following:

         o        Payments to nonresident aliens subject to withholding under section 1441 of the Internal Revenue Code.

         o        Payments made by certain foreign organizations.

Payments of interest not generally subject to backup withholding include the following:

         o        Payments of interest on obligations issued by individuals.
                  NOTE: You may be subject to backup withholding if (i) this interest is $600 or more, (ii) the interest is paid in the course of the payer's trade or business and (iii) you have not provided your correct taxpayer identification number to the payer.

         o Payments of tax-exempt interest (including exempt-interest dividends under section 852 of the Internal Revenue Code).

         o Payments described in section 6049(b)(5) of the Internal Revenue Code and the corresponding regulations to nonresident aliens.

         o        Payments made by certain foreign organizations.

                  EXEMPT PAYEES DESCRIBED ABOVE GENERALLY SHOULD FILE A SUBSTITUTE FORM W-9 TO AVOID POSSIBLE ERRONEOUS BACKUP WITHHOLDING. FILE THIS FORM WITH THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER, CHECK THE BOX FOR


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"EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE FORM AND RETURN IT TO THE
PAYER.

                  If you are a nonresident alien or a foreign entity not subject to backup withholding (including each such payee on a joint account), file a completed Internal Revenue Service Form W-8BEN or other appropriate Form W-8, as applicable, with the Payer.

                  Certain payments other than interest and dividends that are not subject to information reporting are also not subject to backup withholding. For details, see sections 6041, 6041A(a), 6045, 6050A and 6050N of the Internal Revenue Code and the Treasury regulations thereunder.

                  PRIVACY ACT NOTICE. - - Section 6109 of the Internal Revenue Code requires most recipients of dividends, interest, or other payments to give taxpayer identification numbers to payers who must report the payments to the IRS. The IRS uses the numbers for identification purposes and to help verify the accuracy of your tax return. Payers must be given the numbers whether or not recipients are required to file tax returns. Payers must generally withhold a portion, determined according to the applicable backup withholding rate, of taxable interest, dividends, and certain other payments to a payee who does not furnish a taxpayer identification number to a payer. Certain penalties may also apply.

PENALTIES

(1) PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION NUMBER. - - If you fail to furnish your taxpayer identification number to a payer, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

(2) CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO WITHHOLDING. - - If you make a false statement with no reasonable basis which results in no imposition of backup withholding, you are subject to a penalty of $500.

(3) CRIMINAL PENALTY FOR FALSIFYING INFORMATION. - - If you falsify certifications or affirmations, you may be subject to criminal penalties including fines and/or imprisonment.



                       FOR ADDITIONAL INFORMATION CONTACT
                         YOUR TAX CONSULTANT OR THE IRS


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